Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-122554) pertaining to the 2004 Equity Compensation Plan of Meridian Bioscience, Inc.;

(2)	Registration Statement (Form S-8 No. 333-155703) pertaining to the 2004 Equity Compensation Plan (as Amended and Restated Through January 22, 2008) of Meridian Bioscience, Inc.;

(3)	Registration Statement (Form S-8 No. 333-179440) pertaining to the 2012 Stock Incentive Plan of Meridian Bioscience, Inc.;

(4)	Registration Statement (Form S-8 No. 333-252538) pertaining to the 2021 Omnibus Award Plan of Meridian Bioscience, Inc.; and

(5)	Registration Statement (Form S-3 File No. 333-250878) of Meridian Bioscience, Inc.

of our reports dated November 22, 2022, with respect to the consolidated financial statements and schedule of Meridian Bioscience, Inc. and the effectiveness of internal control over financial reporting of Meridian Bioscience, Inc. included in this Annual Report (Form 10-K) of Meridian Bioscience, Inc. for the year ended September 30, 2022.

/s/ Ernst & Young LLP

Cincinnati, Ohio

November 22, 2022